Microsoft Word 11.0.6502;Sub-Item 77Q1(a):  Copies of any material amendments to the registrant's charter or bylaws
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         Amended and Restated Bylaws of the Registrant are hereby incorporated by reference to Exhibit-99.(B) of Post-Effective Amendment Number 26 filed on December 28, 2005 (Accession No. 0001193125-05-249645).